Vantage Drilling Company Reports Fourth Quarter 2011 Results

HOUSTON, TX--(MARKET WIRE)-March 15, 2012 -- Vantage Drilling Company ("Vantage") (AMEX:VTG) reports a net loss of $9.3 million or ($0.03) per diluted share for the three months ended December 31, 2011 as compared to a net loss of $13.0 million or ($0.05) per diluted share for the three months ended December 31, 2010.

Net loss for the fiscal year ended December 31, 2011 was $54.8 million or ($0.19) per share excluding approximately $25.2 million of charges for the early retirement of debt as compared to a loss of $19.8 million or ($.08) per share in the prior year period, excluding approximately $27.8 million of acquisition and refinancing charges. Including the acquisition and refinancing charges, Vantage reported a net loss $80.0 million or ($0.28) per diluted share for the year ended December 31, 2011 as compared to a net loss of $47.6 million or $(0.19) per diluted share for the year ended December 31, 2010.

Paul Bragg, Chairman and Chief Executive Officer, commented, "We are very pleased to announce record annual revenues and income from operations. Vantage continues to deliver operational excellence. Our jackup fleet had outstanding productive time for the year in excess of 99% and the Platinum Explorer completed its initial year of operations with productive time in excess of 92%. Market conditions are improving, particularly for new, modern rigs like ours."

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the ultra-deepwater drillship, the Platinum Explorer, as well as an additional ultra-deepwater drillship, the Tungsten Explorer, now under construction. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2011	2010
Revenues
Contract drilling services	$91,961	$45,881
Management fees	3,228	4,717
Reimbursables	26,111	34,294
Total revenues	121,300	84,892
Operating costs and expenses
Operating costs, excluding impairment and termination costs	72,175	63,441
General and administrative	5,849	6,016
Depreciation	16,352	8,773
Total operating expenses	94,376	78,230
Income from operations	26,924	6,662
Other income (expense)
Interest income	29	166
Interest expense	(36,931)	(14,219)
Other income	(589)	(58)
Total other expense	(37,491)	(14,111)
Loss before income taxes	(10,567)	(7,449)
Income tax provision (benefit)	(1,221)	5,516
Net loss	$(9,346)	$(12,965)

Earnings (loss) per share
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)

Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2011	2010	2009
Revenues
Contract drilling services	$366,363	$178,514	$ 69,919
Management fees	13,727	18,107	18,830
Reimbursables	105,258	81,782	22,744
Total revenues	485,348	278,403	111,493
Operating costs and expenses
Operating costs	284,400	176,387	66,228
General and administrative	26,317	21,719	15,690
Depreciation	64,477	33,384	11,218
Total operating expenses	375,194	231,490	93,136
Income from operations	110,154	46,913	18,357
Other income (expense)
Interest income	96	562	23
Interest expense and financing charges	(154,897)	(49,827)	(8,178)
Loss on debt extinguishment	(25,196)	(24,006)	-
Loss on acquisition of subsidiary	-	(3,780)	-
Other income	1,324	1,510	609
Total other expense	(178,673)	(75,541)	(7,546)
Income (loss) before income taxes	(68,519)	(28,628)	10,811
Income tax provision	11,432	18,951	1,972
Net income (loss)	$(79,951)	$(47,579)	$ 8,839

Earnings (loss) per share
Basic	$ (0.28)	$ (0.19)	$ 0.07
Diluted	$ (0.28)	$ (0.19)	$ 0.07

Vantage Drilling Company
Consolidated Balance Sheet
(In thousands, except par value information)

	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$ 110,031	$ 120,443
Restricted cash	7,028	29,004
Trade receivables	100,908	50,190
Inventory	24,376	19,760
Prepaid expenses and other current assets	16,909	11,472
Total current assets	259,252	230,869
Property and equipment
Property and equipment	1,913,596	1,762,844
Accumulated depreciation	(108,521)	(44,712)
Property and equipment, net	1,805,075	1,718,132
Other assets
Other assets	58,173	54,193
Total other assets	58,173	54,193
Total assets	$ 2,122,500	$ 2,003,194

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 46,362	$ 32,332
Accrued liabilities	103,809	83,733
Total current liabilities	150,171	116,065
Long-term debt, net of discount of $38,572 and $63,654	1,246,428	1,103,480
Other long-term liabilities	29,755	13,498
Commitments and contingencies	-	-
Shareholders' equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Ordinary shares, $0.001 par value, 400,000 shares authorized; 291,241 and 289,713 shares issued and outstanding	291	290
Additional paid-in capital	860,502	854,557
Accumulated deficit	(164,647)	(84,696)
Total shareholders' equity	696,146	770,151
Total liabilities and shareholders' equity	$ 2,122,500	$ 2,003,194

Vantage Drilling Company
Consolidated Statement of Cash Flows
(In thousands)
	Year Ended December 31,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ (79,951)	$ (47,579)	$ 8,839
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	64,477	33,384	11,218
Amortization of debt financing costs	8,653	5,389	1,486
Non-cash loss on debt extinguishment	3,532	12,280	-
Non-cash loss on acquisition of subsidiary	-	3,780	-
Share-based compensation expense	5,946	6,141	5,030
Accretion of long-term debt	2,582	5,495	1,638
Amortization of debt discount	9,332	5,592	29
Deferred income tax expense (benefit)	(3,984)	1,492	746
Loss on disposal of assets	226	-	-
Changes in operating assets and liabilities:
Restricted cash	21,977	(142)	(27,163)
Trade receivables	(50,719)	(40,791)	(14,350)
Inventory	(4,616)	(8,971)	(10,789)
Prepaid expenses and other current assets	(1,549)	(3,433)	(5,963)
Other assets	(3,069)	(11,945)	(406)
Accounts payable	14,030	16,402	12,104
Accrued liabilities	29,006	32,491	(12,204)
Net cash provided by (used in) operating activities	15,873	9,585	(29,785)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(144,800)	(565,759)	(313,631)
Acquisition of assets	-	(79,777)	-
Investment in joint venture	-	-	(157,404)
Proceeds from sale of property and equipment	464	-	-
Net cash used in investing activities	(144,336)	(645,536)	(471,035)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior secured notes, net	240,750	963,610	-
Proceeds from borrowings under credit agreements	-	-	141,821
Proceeds from the issuance of 13 1/2% senior secured notes, net	-	-	130,950
Repayment of long-term debt	(109,716)	(293,129)	(19,360)
Proceeds from issuance of ordinary shares in public offerings, net	-	101,889	80,291
Proceeds from issuance of ordinary shares in private placement, net	-	-	24,953
Proceeds from warrant exercise in connection with joint venture	-	-	150,000
Proceeds from short-term notes payable-shareholders	-	-	4,000
Debt issuance costs	(12,983)	(31,968)	(12,400)
Net cash provided by financing activities	118,051	740,402	500,255
Net increase (decrease) in cash and cash equivalents	(10,412)	104,451	(565)
Cash and cash equivalents-beginning of period	120,443	15,992	16,557
Cash and cash equivalents-end of period	$ 110,031	$ 120,443	$ 15,992